================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                TELEGROUP, INC.
                ------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    ------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                                 TELEGROUP, INC.









                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                   TO BE HELD

                                  MAY 19, 1998

                                       AND

                                 PROXY STATEMENT








--------------------------------------------------------------------------------



                                    IMPORTANT

                      PLEASE MARK, SIGN AND DATE YOUR PROXY
                 AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE

                                 TELEGROUP, INC.
                               2098 Nutmeg Avenue
                              Fairfield, Iowa 52556



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                                                  April 17, 1998
To Our Stockholders:

         The Annual Meeting of Stockholders of Telegroup, Inc. will be held at The Plaza Hotel, 5th Avenue at Central Park, New York, New York, on Tuesday, May 19, 1998 at 10:00 a.m., local time, for the following purposes:

         (1) To elect three Class I Directors of the Company each to serve for a three-year term expiring at the 2001 Annual Meeting of Stockholders.

         (2) To consider and act upon a proposed amendment to the Company's 1996 Stock Option Plan to increase the number of shares of Common Stock issuable upon exercise of stock options under the Company's 1996 Stock Option Plan from 4,000,000 shares to 4,750,000 shares.

         (3) To transact any other business which may properly come before the meeting or any adjournment thereof.

         You will be most welcome at the meeting, and we hope you can attend. Directors and officers of the Company and representatives of its independent public accountants will be present to answer your questions and to discuss the Company's business.

         We urge you to execute and return the enclosed proxy as soon as possible so that your shares may be voted in accordance with your wishes. If you attend the meeting, you may vote in person and your proxy will not be used.

                               By Order of the Board of Directors,

                               Robert E. Steinberg
                               Secretary



              ____________________________________________________


                     PLEASE SIGN AND MAIL THE ENCLOSED PROXY
                          IN THE ACCOMPANYING ENVELOPE
               NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES

              ____________________________________________________

                                 TELEGROUP, INC.
                               2098 Nutmeg Avenue
                              Fairfield, Iowa 52556

                          -----------------------------

                                 PROXY STATEMENT

                          -----------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 19, 1998

                          -----------------------------

         This Proxy Statement is furnished to the stockholders of Telegroup, Inc. (the "Company") in connection with the solicitation of proxies to be used in voting at the Annual Meeting of Stockholders to be held on May 19, 1998, at The Plaza Hotel, 5th Avenue at Central Park, New York, New York, and at any adjournment thereof. The enclosed proxy is solicited by the Board of Directors of the Company. This Proxy Statement and the enclosed proxy will be first sent or given to the Company's stockholders on or about April 17, 1998.

         The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. Representatives of the Company may solicit proxies by mail, telegram, telephone, or personal interview.

         The shares represented by the accompanying proxy will be voted as directed if the proxy is properly signed and received by the Company prior to the Annual Meeting. If no directions are made to the contrary, the proxy will be voted FOR the nominees for director named herein and FOR the amendment to the 1996 Stock Option Plan to increase the number of shares of Common Stock of the Company issuable upon the exercise of stock options under the 1996 Stock Option Plan from 4,000,000 shares to 4,750,000 shares. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by filing a written notice with the Secretary of the Company prior to the Annual Meeting. Stockholders who attend the Annual Meeting may vote in person and their proxies will not be used.

         Holders of record of Common Stock of the Company at the close of business on April 15, 1998, will be entitled to vote at the Annual Meeting. At that time, the Company had 33,003,992 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock outstanding on the record date entitles the holder to one vote on each matter submitted at the Annual Meeting.

         The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Broker non-votes occur when brokers, who hold their customers' shares in street name, sign and submit proxies for such shares and vote such shares on some matters, but not others. Typically, this would occur when brokers have not received any instructions from their customers, in which case the brokers, as the holders of record, are permitted to vote on "routine" matters, which typically include the election of directors.

         The election of the director nominees requires the favorable vote of a plurality of all votes cast by the holders of Common Stock at a meeting at which a quorum is present. Proxies that are marked "Withhold Authority" and broker non-votes will not be counted toward such nominee's achievement of a plurality and thus will have no effect. Each other matter to be submitted to the stockholders for approval or ratification at the Annual Meeting requires the affirmative vote of the holders of a majority of the Common Stock present and entitled to vote on the matter. For purposes of determining the number of shares of Common Stock voting on the matter, abstentions will be counted and will have the effect of a negative vote; broker non-votes will not be counted and thus will have no effect.

ELECTION OF DIRECTORS

         The Company's Second Amended and Restated Articles of Incorporation provides for a classified board of directors with three classes. Each class of directors consists, as nearly as practical, of one-third of the total number of directors. Effective March 28, 1998, the total number of authorized directors was fixed at nine by the Board of Directors. The Board of Directors proposes the election of two incumbent Class I Directors and one present Class II Director at the 1998 Annual Meeting of Stockholders to continue service as Class I Directors. Eric E. Stakland was appointed as a Class I Director on April 1, 1998 to fill the vacancy created by the retirement of his brother Ronald B. Stakland from the Company. Four incumbent Class II and Class III Directors will continue in office. The nominees for Class I Directors, if elected, will serve for three-year terms expiring at the 2001 Annual Meeting of Stockholders. The Company will have two vacancies on its Board of Directors, one for a Class II Director and one for a Class III Director.

         Eric E. Stakland and Rashi Glazer are currently Class I Directors of the Company and Steven J. Baumgartner is a Class II Director. Each is being nominated by the Board of Directors for re-election as Class I Directors.

         It is intended that, unless otherwise directed, the shares represented by the enclosed proxy will be voted FOR the election of Messrs. Stakland, Glazer, and Baumgartner as Class I Directors. In the event that any nominee for director should become unavailable, the number of directors of the Company may be decreased pursuant to the By-Laws, or the Board of Directors may designate a substitute nominee, in which event the shares represented by the enclosed proxy will be voted for such substitute nominee.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR.

         The following table sets forth for each nominee and each continuing director of the Company, such person's name, age, and his position with the
Company:

                                CLASS I DIRECTORS
                      (NOMINEES FOR TERMS EXPIRING IN 2001)

                NAME                           AGE                            POSITION
-------------------------------------      ------------      ------------------------------------------
Eric E. Stakland                                46           Vice President - International
                                                             Marketing and Operations and Director

Rashi Glazer                                    48           Director

Steven J. Baumgartner                           46           President, Chief Operating Officer and
                                                             Director

                               CLASS II DIRECTORS
                             (TERMS EXPIRE IN 1999)

                NAME                           AGE                            POSITION
-------------------------------------      ------------      ------------------------------------------
Douglas A. Neish                                42           Vice President - Finance, Chief
                                                             Financial Officer, Treasurer and Director

J. Sherman Henderson III                        54           Director


                               CLASS III DIRECTORS
                             (TERMS EXPIRE IN 2000)

                NAME                           AGE                            POSITION
-------------------------------------      ------------       -----------------------------------------
Clifford Rees                                   46            Chief Executive Officer and Director

Fred Gratzon                                    52            Chairman of the Board and Director


         Fred Gratzon, a co-founder of the Company, has served as Chairman of the Company's Board of Directors and a Director since its formation in 1989. Mr. Gratzon founded The Great Midwestern Ice Cream Company in Fairfield, Iowa, in 1979 and served as its Chairman from 1979 to 1988.

         Clifford Rees, a co-founder of the Company, has served as Chief Executive Officer and a Director of the Company since its formation in 1989, and as President of the Company from 1989 to February 1998. Prior to co- founding Telegroup, Mr. Rees was a co-founder of Amerex Petroleum Corporation, a multinational oil brokerage company. Mr. Rees has been a member of the Board of Directors of the Telecommunications Resellers Association ("TRA") since its inception, and was the founding chairman of the TRA's International Resale Council, which advises the TRA Board of Directors on issues concerning the expansion of telecommunications resale throughout the world.

         Steven J. Baumgartner has served as President and Chief Operating Officer of the Company since February 1998, and as a Director of the Company since October 1997. Mr. Baumgartner served as Executive Vice President and Sector President Global Commercial Print for R.R. Donnelley & Sons Company ("R.R. Donnelley") from 1995 to 1998. Prior to that time, Mr. Baumgartner served as Executive Vice President of R.R. Donnelley responsible for strategy, communication, technology and human resources from 1993 to 1995. Prior to working at R.R. Donnelley, Mr. Baumgartner was co-founder and chief executive officer of FRC Management, Inc., a retirement concepts corporation, from 1991 to 1993.

         Eric E. Stakland has served as Vice President of International Marketing and Operations since April 1998. From 1995 to 1998, he served as Vice President of Global Carrier Services. Prior to joining the Company, Mr. Stakland was Chief Executive Officer of Impact Solutions, Inc. (also known as Fiberflex, Inc.), a golf club manufacturing and marketing company based in Fairfield, Iowa, from July 1993 to October 1994. Prior to May 1993, Mr. Stakland was Chief Operating Officer of USA Global Link, a telecommunications company.

         Douglas A. Neish has served as Vice President of Finance of the Company since November 1995 and Chief Financial Officer and a Director since April 1997. From October 1996 to February 1998, Mr. Neish also served as Treasurer of the Company. From 1990 to 1995, Mr. Neish served as Deputy Treasurer for Canada Mortgage and Housing Corporation and from 1988 to 1990 as Vice President of Canada Development Investment Corporation ("CDIC"). Prior to his position with CDIC, from 1979 to 1988, Mr. Neish was employed by Export Development Corporation where he served in a number of positions including Senior Treasury Officer and Manager of Marketing.

         J. Sherman Henderson III has served as a Director of the Company since October 1997 and has served as President and CEO of UniDial Communications from 1993 to the present. Prior to that, Mr. Henderson was employed by US Network where he served as a regional telecommunications distributor for American Centrex beginning in 1989. Mr. Henderson currently serves as Chairman of the Telecommunications Resellers Association's Board of Directors. Mr. Henderson has over 35 years of business experience in sales, marketing, management and company ownership.

         Rashi Glazer has served as a Director of the Company since October 1997 and has served on the faculty of the Walter A. Haas School of Business, University of California, Berkeley and Co-Director of the Berkeley Center for Marketing and Technology from 1992 to the present. Prior to that time, Mr. Glazer served on the faculty of the Columbia University Graduate School of Business.

INFORMATION CONCERNING THE BOARD OF DIRECTORS, EXECUTIVE OFFICERS, AND PRINCIPAL STOCKHOLDERS

MEETINGS, COMMITTEES, AND COMPENSATION OF THE BOARD OF DIRECTORS

         The Board of Directors of the Company had a total of five meetings during the fiscal year ended December 31, 1997 ("Fiscal 1997"). During Fiscal 1997, each of the directors attended 75% or more of the total number of (i) meetings of the Board, and (ii) meetings of committees of the Board on which such director served. During Fiscal 1997, directors who were not employees of the Company received an annual fee in the form of options to purchase 10,000 shares of the Company's Common Stock, which vest after each year of service, and did not receive a meeting fee for their participation at board meetings and committee meetings. All directors were reimbursed for out-of-pocket expenses incurred in connection with attendance at board and committee meetings. In addition, the Company may, from time to time and in the sole discretion of the Company's Board of Directors, grant options to directors under the Company's 1996 Amended and Restated Stock Option Plan (the "Stock Option Plan").

COMMITTEES OF THE BOARD OF DIRECTORS

         Audit Committee. The Board of Directors has established an Audit Committee. The Audit Committee currently consists of Messrs. Henderson and Glazer, and is charged with recommending the engagement of independent accountants to audit the Company's financial statements, discussing the scope and results of the audit with the independent accountants, reviewing the functions of the Company's management and independent accountants pertaining to the Company's financial statements and performing such other related duties and functions as are deemed appropriate by the Audit Committee and the Board of Directors. On January 26, 1998, Mr. Glazer replaced Mr. Baumgartner on the Audit Committee after Mr. Baumgartner was elected as the President and Chief Operating Officer of the Company.

         Compensation Committee. The Board of Directors has established a Compensation Committee. The Compensation Committee is comprised solely of "disinterested persons" or "Non-Employee Directors" as such term is used in Rule 16b-3 promulgated under the Exchange Act, and "outside directors" as such term is used in Treasury Regulation Section 1.162-27(c)(3) promulgated under the Internal Revenue Code of 1986, as amended (the "Code"). Messrs. Henderson and Glazer currently serve on the Compensation Committee, which is responsible for reviewing general policy matters relating to compensation and benefits of employees and officers, determining the total compensation of the officers and directors of the Company and administering the Company's Stock Option Plan. On January 26, 1998, Mr. Glazer replaced Mr. Baumgartner on the Compensation Committee after Mr. Baumgartner was elected as the President and Chief Operating Officer of the Company.

EXECUTIVE OFFICERS

         In addition to Messrs. Gratzon, Rees, Baumgartner, Stakland, and Neish, the following persons are executive officers of the Company:

         John P. Lass has served as Senior Vice President and Chief Operating Officer of the Company from January 1997 until January 1998 and is currently serving as Senior Vice President of Strategy and Business Development. Prior to joining the Company, from November 1987 through December 1996, Mr. Lass served as Director and President of Capital Management Partners, Inc., an NASD-registered broker-dealer firm. During the same period, Mr. Lass was also Director and President of Everest Asset Management, Inc., an investment management firm. From 1983 to 1987, Mr. Lass served as Investment Manager for the Zimmerman Capital Group and, from 1982 to 1983, Mr. Lass was a consultant with the Boston Consulting Group.

         Stanley Crowe has served as Vice President of North America of the Company since 1993. Prior to joining the Company, Mr. Crowe was a manager for Mail Network Services, a telecommunications consulting and management firm from 1990 to 1993. Prior to his position with Mall Network Services, Mr. Crowe served as Vice President of Marketing of Guild Investment Management, a national investment management firm, from 1988 to 1990, and President of Stanley Crowe & Associates (predecessor to Oakwood Corp.), a real estate development and brokerage firm, from 1979 to 1986.

         Ronald L. Jackenthal has served as Vice President of Global Carrier Services since April 1998. Prior to that he was Vice President of North American Carrier Sales since May 1997. Prior to joining the Company, Mr. Jackenthal served as National Director, Carrier Sales for Cable & Wireless, Inc., the U.S. subsidiary of Cable & Wireless, plc. Beginning in 1987, Mr. Jackenthal held various positions at Cable & Wireless, including Manager Carrier Sales from 1993 to 1995 and National Manager, Major Accounts, from 1990 to 1993.

         Robert E. Steinberg has served as Vice President and General Counsel of the Company since June 1997. Prior to joining the Company, Mr. Steinberg served from 1988 to May 1997 as Managing Partner of the Washington, D.C. office of Porter, Wright, Morris & Arthur (a 250 attorney law firm based in Columbus,
Ohio). Mr. Steinberg served from 1983 to 1986 as Special Assistant to U.S. Attorney General William French Smith and as Special Litigation Counsel at the U.S. Department of Justice.

         Ellen Akst Jones has served as the Company's Vice President of Administration and Director of Human Resources since August 1997. Prior to joining the Company, Ms. Jones ran a private law practice in Fairfield, Iowa from 1992 to 1997. Prior to that time, Ms. Jones served as an Associate Professor of Law and Government and Dean of Maharishi International University College of Natural Law in Washington, D.C., an Associate Counsel to the United States Senate for the Senate Committee on Human Resources and an Assistant General Counsel for the United States Conference of Mayors and Assistant Attorney General of Texas.

         Andrew Munro has served as the Company's Vice President of Revenue Systems since September 1997. Prior to joining the Company, Mr. Munro held positions with MCI in its Engineering and Information Technologies divisions, where he was responsible for architectural definitions, design, and implementation of multiple custom billing applications.

         Steven W. Hathaway has served as the Company's Vice President of Enhanced Services since August 1997 and, previously, as the Company's Director of Enhanced Services from September 1994 to July 1997. Prior to joining the Company, Mr. Hathaway co-founded and served as Vice President of Marketing for Keyboard Advancements. Prior to that time, Mr. Hathaway served as Vice President of Sales and Marketing for Laser's Edge and as a Product and Marketing Manager for Computer Associates.

         Sudhir Chadalavada has served as the Company's Vice President of Marketing since February 1998. He first joined the Company in October 1997 as marketing consultant for international marketing and new business development. From January 1995 to April 1996, he served as Senior Manager of the micro-computer and logic division of Toshiba America, Inc. From April 1996 to April 1997, Mr. Chadalavada co-founded and served as Chief Operating Officer of Stellar Solutions, Inc., where he established and implemented marketing and sales strategy in emerging multimedia and Internet markets.

         Thomas Brand joined the Company as Vice President and Chief Technology Officer in March 1998, after 27 years of diversified engineering and telecommunications experience in managing the design, development, production and implementation of telecommunications systems and networks. From 1986 to his joining the Company, Mr. Brand was Executive Director of Strategic Accounts Engineering at MCI Communications, Inc. From 1980 to 1986, he was a Director of Service Engineering and Network Engineering for Satellite Business Systems. Mr. Brand Retired from the United States Air Force in 1980 after holding positions of Director of Joint Tactical Communications Programs and Director of AF Satellite Communications Program.

         Stan Bierbrier has served as Treasurer of the Company since February 1998, and previously was Director of Treasury for the Company from 1997 to 1998. Prior to joining the Company, Mr. Bierbrier served from 1993 to 1996 as Senior Business Analyst at Advance Information Technologies, a public Canadian firm, where he was responsible for all financial aspects of a large-scale business process re-engineering and systems automation project for a Canadian Government agency. From 1987 to 1993, Mr. Bierbrier held various positions at Telesat Canada, including Venture Development Manager and Director of MediaSat Services.

         Officers are elected annually by the Board of Directors and serve at its discretion. There are no family relationships among any of the directors and executive officers of the Company.

OWNERSHIP OF COMMON STOCK BY DIRECTORS, EXECUTIVE OFFICERS, AND PRINCIPAL STOCKHOLDERS

         The following table sets forth information regarding beneficial ownership of the Company's Common Stock, as of April 10, 1998, by (i) each person known by the Company to beneficially own five percent or more of any class of the Company's capital stock, (ii) each director, (iii) each of the Company's executive officers named in the Summary Compensation Table, and (iv) the directors and executive officers of the Company as a group:


                                                                             SHARES BENEFICIALLY OWNED (1)(2)
                                                                  ------------------------------------------------------
                        STOCKHOLDER                                          NUMBER                     PERCENT
------------------------------------------------------------      ---------------------------- -------------------------
Fred Gratzon and Shelley Levin-Gratzon (3)                                  11,836,653                   35.9%

Clifford Rees (4)                                                           11,683,215                   35.4%

Steven J. Baumgartner                                                                0                     *

Douglas A. Neish                                                               153,438                     *

Eric E. Stakland                                                                32,880                     *

J. Sherman Henderson III                                                             0                     *

Rashi Glazer                                                                         0                     *

Stanley Crowe                                                                  147,958                     *

Ronald B. Stakland (5)(6)                                                      673,004                    2.0%

All directors and executive officers as a group                             24,620,307                   74.6%
   (18 persons) (3)(4)


----------------------

* Represents beneficial ownership of less than 1% of the Company's outstanding Common Stock.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those shares.

(2) Includes shares purchasable within 60 days after April 10, 1998 pursuant to the exercise of options covering 153,438 shares for Mr. Neish, 147,958 shares for Mr. Crowe, 32,880 shares for Mr. Eric Stakland, and 427,435 shares for all directors and executive officers as a group.

(3) Represents (i) 5,918,326 shares of Common Stock owned by Fred Gratzon and Shelley Levin-Gratzon as joint tenants, (ii) 2,249,460 shares of Common Stock held by the Fred Gratzon Revocable Trust,
        (iii) 2,247,892 shares of Common Stock held by the Shelley L. Levin-Gratzon Revocable Trust, (iv) 1,247,009 shares of Common Stock owned by the Gratzon Family Partnership II, L.P., a Georgia limited partnership, and (v) 173,966 shares of Common Stock owned by the Gratzon Family Partnership I, L.P., a Georgia limited partnership. Fred Gratzon and Shelley Levin-Gratzon are husband and wife, and together they
        (i) serve as trustees of the two trusts referenced in the prior sentence and (ii) own and/or control the general partners of the two partnerships referenced in the prior sentence. Fred Gratzon is the sole beneficiary of the Fred Gratzon Revocable Trust and Shelley Levin-Gratzon is the sole beneficiary of the Shelley L. Levin-Gratzon Revocable Trust.

(4) Represents (i) 4,804,629 shares of Common Stock owned by Lakshmi Partners, L.P., a Georgia limited partnership, of which a corporation owned and/or controlled by Mr. Rees serves as the general partner, and
        (ii) 6,878,586 shares of Common Stock are held by a revocable trust of which Mr. Rees is the trustee and sole beneficiary.

(5) Represents (i) 563,406 shares of Common Stock owned by Ronald Stakland and (ii) 109,598 shares of Common Stock held by the Stakland Family Trust, Ernst & Young Trustees Limited. Mr. Stakland expressly disclaims ownership of the shares held in the Stakland Family Trust in which he has no pecuniary interest.

(6) Mr. Stakland retired from his positions as a director and executive officer of the Company effective March 31, 1998.

EXECUTIVE COMPENSATION

        The following table sets forth certain information regarding compensation paid during the fiscal year ended December 31, 1996 and December 31, 1997 to the Company's Chief Executive Officer and each of the Company's four other highest compensated executive officers (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE


                                                                                      LONG-TERM
                                                        ANNUAL COMPENSATION          COMPENSATION
                                                    ----------------------------   -----------------
                                                                                        AWARDS
                                                                                   -----------------
                                                                                      SECURITIES
                                                                                      UNDERLYING          ALL OTHER
                                                       SALARY           BONUS           OPTIONS         COMPENSATION
   NAME AND PRINCIPAL POSITION         YEAR(1)           ($)             ($)              (#)                ($)
---------------------------------    -----------    -------------    -----------   -----------------   ---------------
CLIFFORD REES                             1997           $600,000    $      0                0             $      0
   President and Chief Executive          1996           $690,000    $250,000                0             $      0
   Officer

FRED GRATZON                              1997           $600,000    $      0                0             $      0
   Chairman of the Board                  1996           $600,000    $250,000                0             $      0

RONALD B. STAKLAND                        1997           $246,833    $      0                0             $      0
   Senior Vice President -                1996           $250,000    $ 71,417                0             $      0
   International Services

STANLEY CROWE                             1997           $      0    $      0                0             $302,848(1)
   Vice President - North                 1996           $      0    $ 15,000          147,958             $182,142(1)
   America

ERIC E. STAKLAND                          1997           $ 59,825    $      0          153,439             $168,905(1)
   Vice President - Global Carrier        1996           $ 51,000    $ 24,500           16,440             $ 56,699(1)
   Services


----------------------

(1)  Represents payments by the Company for earned commissions.

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth certain information concerning the grant of stock options to the Named Executive Officers under the Company's Stock Option Plan.


                                                       Individual Grants
------------------------------------------------------------------------------------------------------------------------------
                            NUMBER OF
                            SECURITIES         % OF TOTAL                                         POTENTIAL REALIZED VALUE AT
                            UNDERLYING      OPTIONS GRANTED                                         ASSUMED ANNUAL RATES OF
                             OPTIONS        TO EMPLOYEES IN      EXERCISE       EXPIRATION       STOCK PRICE APPRECIATION FOR
         NAME              GRANTED (#)      FISCAL YEAR (1)    PRICE ($/SH)        DATE               OPTION TERMS (2)(3)
         ----              -----------      ---------------    ------------        ----          -----------------------------
                                                                                                     5%($)            10%($)
                                                                                                     -----            ------
Clifford Rees                     0                --               --              --                    --               --

Fred Gratzon                      0                --               --              --                    --               --

Ronald B. Stakland                0                --               --              --                    --               --

Stanley Crowe                     0                --               --              --                    --               --

Eric E. Stakland            120,559              24.9%            $10.00          1/1/07            $758,190       $1,921,400
                             16,440               3.4%            $10.00          1/1/07            $103,391       $  262,012


----------------------

(1) The Company granted options to purchase a total of 483,439 shares of Common Stock in Fiscal 1997.

(2) The dollar amounts in these columns are the product of (a) the difference between (1) the product of the per share market price at the date of grant and the sum of 1 plus the assumed rate of appreciation (5% and 10%) compounded over the term of the option (ten years) and (2) the per share exercise price and (b) the number of shares underlying the grant.

(3) The appreciation rates stated are arbitrarily assumed, and may or may not reflect actual appreciation in the stock price over the life of the option. Regardless of any theoretical value which may be placed on a stock option, no increase in its value will occur without an increase in the value of the underlying shares. Whether such an increase will be realized will depend not only on the efforts of the recipient of the option, but also upon conditions in the Company's industry and market area, competition, and economic conditions, over which the optionee may have little or no control.

       AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

           The following table provides certain information regarding the number and value of stock options held by the Company's Named Executive Officers at December 31, 1997. None of the Named Executive Officers exercised any stock options or stock appreciation rights during Fiscal 1997.


                                                                 NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                                                                UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS AT FISCAL
                                                            OPTIONS AT FISCAL YEAR-END (#)            YEAR-END ($)(2)
                                                            ------------------------------    --------------------------------
                                 SHARES
                                ACQUIRED
                                   ON           VALUE
                                EXERCISE      REALIZED
           NAME                    (#)         ($)(1)       EXERCISABLE     UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
---------------------------    ----------    -----------    ------------    --------------    -------------    ---------------
Clifford Rees                           0             --               0                 0               --                 --

Fred Gratzon                            0             --               0                 0               --                 --

Ronald B. Stakland                      0             --               0                 0               --                 --

Stanley Crowe                           0             --         147,958                 0       $1,647,145           $      0

Eric E. Stakland                        0             --          32,880           120,559       $  181,552           $355,869


--------------------

(1) Value realized represents the difference between the exercise price of the option shares and the market price of the option shares on the date the option was exercised. The value realized was determined without consideration for any taxes or brokerage expenses which may have been owed.

(2) Represents the total gain which would be realized if all in-the-money options held at year end were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and the per share fair market value at year end ($12.625 on December 31, 1997). An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.

EMPLOYMENT AGREEMENTS

         On April 7, 1997, the Company entered into employment agreements, (the "Employment Agreements") with each of Mr. Gratzon and Mr. Rees pursuant to which Mr. Gratzon has agreed to serve as Chairman of the Board and Mr. Rees has agreed to serve as President and Chief Executive Officer of the Company. The Employment Agreements provide for an annual base salary for each of Mr. Gratzon and Mr. Rees of $500,000 and incentive compensation of up to $500,000. The compensation to both Mr. Gratzon and Mr. Rees will be reduced by at least $100,000 to offset excess payments of such amount in 1997. The incentive compensation component of the Employment Agreements will be calculated and shared equally between Mr. Gratzon and Mr. Rees as follows: (i) a total of $1 million if EBT (as defined below) for the immediately preceding year is $2 million or more and; (ii) the excess of EBT over $1 million if EBT for the immediately preceding year is between $1 million and $2 million. As defined more particularly in the Employment Agreements, EBT is equal to the sum of net income of the Company and its subsidiaries, plus any provision for income taxes deducted in computing net income. The Employment Agreements provide that any additional annual base salary and incentive compensation will be at the discretion of the Compensation Committee, will be commensurate with bonuses paid to other employees of the Company and will take into account total compensation paid to executives of competitors of the Company.

         The Employment Agreements expire on December 31, 2000, unless earlier terminated in accordance with their terms. In addition, the Employment Agreements contain a non-competition covenant which prohibits Mr. Rees and Mr. Gratzon from, during the term of their employment with the Company and for a period of one year following the termination of the Employment Agreements in most circumstances, working for any company that competes with the Company as of the date of termination, without the written consent of the Company.

INDEMNIFICATION AGREEMENTS

         The Company has entered into indemnification agreements with certain of its executive officers and directors (collectively, the "Indemnification Agreements"). Pursuant to the terms of the Indemnification Agreements, each of the executive officers and directors who are parties thereto will be indemnified by the Company to the full extent provided by law in the event such officer or director is made or threatened to be made a party to a claim arising out of such person acting in his capacity as an officer or director of the Company. The Company has further agreed that, upon a change in control, as defined in the Indemnification Agreements, the rights of such officers and directors to indemnification payments and expense advances will be determined in accordance with the provisions of the Iowa Business Corporation Act and that, upon a potential change of control, as defined in the Indemnification Agreements, it will create a trust in an amount sufficient to satisfy all indemnity expenses reasonably anticipated at the time a written request to create such a trust is submitted by an officer or director.

         The following Compensation Committee Report and Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

              REPORT OF THE STOCK OPTION AND COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

         The Compensation Committee has the authority and responsibility to determine and administer the Company's officer compensation policies and to establish the salaries of executive officers, the formula for bonus awards to executive officers, and the grant of stock options to executive officers and other key employees under the Company's Stock Option Plan. The Compensation Committee consists solely of independent non-employee directors of the Company. In general, the philosophy of the Compensation Committee is to attract and retain qualified executives, reward current and past individual performance, provide short-term and long-term incentives for superior future performance, and relate total compensation to individual performance and performance of the Company. The preferred compensation policy of the Compensation Committee is to set base pay at the lower end of the comparable market ranges, establish performance based annual cash bonus opportunities, and grant significant option positions to key employees to provide greater long term incentives.

         The determination of executive officer base salaries for Fiscal 1997 was based primarily on subjective factors, such as the Compensation Committee's perception of individual performance and the executive officer's contribution to the overall performance of the Company, and not on any specific criteria. No specific weight was given to any of these factors because each of these factors was considered significant and the relevance of each varies depending upon an officer's responsibilities.

         On April 7, 1997, the Company entered into employment agreements, (the "Employment Agreements") with each of Mr. Gratzon and Mr. Rees pursuant to which Mr. Gratzon has agreed to serve as Chairman of the Board and Mr. Rees has agreed to serve as President and Chief Executive Officer of the Company. The Employment Agreements provide for an annual base salary for each of Mr. Gratzon and Mr. Rees of $500,000 and incentive compensation of up to $500,000. The compensation to both Mr. Gratzon and Mr. Rees will be reduced by at least $100,000 to offset excess payments of such amount in 1997. The incentive compensation component of the Employment Agreements will be calculated and shared equally between Mr. Gratzon and Mr. Rees as follows: (i) a total of $1 million if EBT (as defined below) for the immediately preceding year is $2 million or more and; (ii) the excess of EBT over $1 million if EBT for the immediately preceding year is between $1 million and $2 million. As defined more particularly in the Employment Agreements, EBT is equal to the sum of net income of the Company and its subsidiaries, plus any provision for income taxes deducted in computing net income. The Employment Agreements provide that any additional annual base salary and incentive compensation will be at the discretion of the Compensation Committee, will be commensurate with bonuses paid to other employees of the Company and will take into account total compensation paid to executives of competitors of the Company. The Employment Agreements expire on December 31, 2000, unless earlier terminated in accordance with their terms. In addition, the Employment Agreements contain a non-competition covenant which prohibits Mr. Rees and Mr. Gratzon from, during the term of their employment with the Company and for a period of one year following the termination of the Employment Agreements in most circumstances, working for any company that competes with the Company as of the date of termination, without the written consent of the Company.

         In order to motivate management to meet both short-term and long-term Company objectives, the Compensation Committee approved bonuses in the form of stock options of 2,000 shares or less for certain executive officers. The bonuses for senior officers were based on the achievement of certain performance criteria on an individual level.

         The purposes of the Stock Option Plan are to provide long-term incentives to key employees and motivate key employees to improve the performance of the Company and thereby increase the Company's Common Stock price. Stock option awards are considered at the time of the hiring of key employees and annually for all key employees by the Compensation Committee. The value of the stock options awarded is entirely dependent upon the Company's stock performance over a period of time.

         The number of shares of the Company's Common Stock subject to the options granted during Fiscal 1997 was determined based on a subjective evaluation of the past performance of the individual, the total compensation being paid to the individual, the individual's scope of responsibility, and the anticipated value of the individual's contribution to the Company's future performance. No specific weight was given to any of these factors. Options awarded to each executive officer during previous years were reviewed by the Compensation Committee in determining the size of an option awarded for Fiscal 1997.

         To comply with loan covenants, each stock option awarded during Fiscal 1997 had an exercise price equal to the fair market value of the underlying Common Stock of the Company for the average closing price for the 10 days preceding the date of the grant. With the expiration of those loan covenants, the Compensation Committee has amended the Stock Option Plan to provide that the exercise price shall be the closing price on the date of grant. Generally, stock options granted to new employees of the Company vest and become exercisable at the rate of 331/3% per year if the option holder remains employed at the time of vesting and terminate ten years from the date of grant.

         The Budget Reconciliation Act of 1993 amended the Internal Revenue Code to add Section 162(m) ("Section 162(m)") which bars a deduction to any publicly held corporation for compensation paid to a "covered employee" in excess of $1,000,000 per year. Generally, the Company intends that compensation paid to covered employees shall be deductible to the fullest extent permitted by law. The Stock Option Plan, as defined and described in this Proxy Statement, is intended to qualify under Section 162(m).


                             COMPENSATION COMMITTEE

                             J. Sherman Henderson III
                             Rashi Glazer

                                PERFORMANCE GRAPH

                      COMPARISON OF CUMULATIVE TOTAL RETURN
              AMONG THE COMPANY, THE NASDAQ STOCK MARKET - US INDEX
                     AND THE NASDAQ TELECOMMUNICATIONS INDEX

     The following Performance Graph compares the performance of the Company with that of the Nasdaq Stock Market - US Index and the Nasdaq Telecommunications Index, which is a published industry index. The comparison of the cumulative total return to stockholders for each of the periods assumes that $100 was invested on July 9, 1997 (the effective date the Company's Common Stock was registered under the Securities Exchange Act of 1934, as amended), in the Common Stock of the Company, and in the Nasdaq Stock Market - US Index and the Nasdaq Telecommunications Index and that all dividends were reinvested.


                                                                  Cumulative Total Return
                                                --------  --------  --------  --------  --------   --------
                                                                                         7/09/97   12/31/97

TELEGROUP INC                           TGRP                                              100.00    126.25

NASDAQ STOCK MARKET (U.S.)              INAS                                              100.00    109.65

NASDAQ TELECOMMUNICATIONS               INAT                                              100.00    126.60


CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee is comprised of directors who are not executive officers or employees of the Company.

Principal Stockholders Registration Rights Agreement

         In connection with the Company's initial public offering, the Company and each of Clifford Rees, Fred Gratzon, Shelley Levin-Gratzon and Ronald Stakland (the "Principal Stockholders") entered into a registration rights agreement (the "Principal Stockholders Registration Rights Agreement") granting the Principal Stockholders and certain other stockholders demand and incidental registration rights in connection with their ownership of shares of the Company's Common Stock.

AMENDMENT TO THE COMPANY'S 1996 STOCK OPTION PLAN

         The proposed amendment to the Company's Stock Option Plan would increase the number of shares of Common Stock of the Company subject to the plan from 4,000,000 shares to 4,750,000 shares. Approval of this amendment requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S STOCK OPTION PLAN.

AMENDED AND RESTATED STOCK OPTION PLAN

         On April 9, 1997, the Board of Directors of the Company adopted and the stockholders of the Company approved the Company's Stock Option Plan, which provides for the grant to officers, key employees and directors of the Company and its subsidiaries of both "incentive stock options" within the meaning of
Section 422 of the Code, and stock options that are non-qualified for federal income tax purposes. The amendment increasing the number of shares of Common Stock issuable under the Stock Option Plan was adopted by the Board of Directors on April 4, 1998. The description in this Proxy Statement of the Stock Option Plan is included solely as a summary, does not purport to be complete and is qualified in its entirety by the terms of the Second Amended and Restated 1996 Stock Option Plan. The Company's Board of Directors has approved an amendment to the Stock Option Plan to increase the number of shares of Common Stock of the Company reserved for issuance upon the exercise of options granted under the Stock Option Plan from 4,000,000 shares to 4,750,000 shares.

         The total number of shares for which options may be granted pursuant to the Stock Option Plan is currently 4,000,000 shares and the maximum number of shares for which options may be granted to any person is 666,667 shares, subject to certain adjustments to reflect changes in the Company's capitalization. The Stock Option Plan is administered by the Compensation Committee. The Compensation Committee will determine, among other things, which officers, employees and directors will receive options under the plan, the time when options will be granted, the type of option (incentive stock options, non-qualified stock options, or both) to be granted, the number of shares subject to each option, the time or times when the options will become exercisable, and, subject to certain conditions discussed below, the option price and duration of the options. Members of the Compensation Committee are not eligible to receive options under the Stock Option Plan, but are entitled to receive options as directors.

         The exercise price of incentive stock options are determined by the Compensation Committee, but may not be less than the fair market value of the Common Stock on the date of grant and the term of any such option may not exceed ten years from the date of grant. With respect to any participant in the Stock Option Plan who owns stock representing more than 10% of the voting power of all classes of the outstanding capital stock of the Company or of its subsidiaries, the exercise price of any incentive stock option may not be less than 110% of the fair market value of such shares on the date of grant and the term of such option may not exceed five years from the date of grant.

         The exercise price of non-qualified stock options are determined by the Compensation Committee on the date of grant. In the case of non-qualified stock options granted on or before the earliest of (i) the expiration or termination of the Stock Option Plan; (ii) the material modification of the Stock Option Plan; (iii) the issuance of all options under the Stock Option Plan; or (iv) the first meeting of stockholders at which directors are elected occurring after the year 2000 (the "Reliance Period"), the exercise price of such options may not be less than the fair market value of the Common Stock on the date of grant. In the case of non-qualified stock options granted after the Reliance Period, the exercise price of such options may not be less than the fair market value of the Common Stock on the date of grant. In either case, the term of such options may not exceed ten years from the date of grant.

         Payment of the option price may be made in cash or, with the approval of the Compensation Committee, in shares of the Company's Common Stock having a fair market value in the aggregate equal to the option price. Options granted pursuant to the Stock Option Plan are not transferable, except by will or the laws of descent and distribution. During an optionee's lifetime, the option is exercisable only by the optionee.

         The Compensation Committee has the right at any time and from time to time to amend or modify the Stock Option Plan, without the consent of the Company's stockholders or optionees; provided, that no such action may adversely affect options previously granted without the optionee's consent, and provided further that no such action, without the approval of a majority of the stockholders of the Company, may increase the total number of shares of Common Stock which may be purchased pursuant to options under the Stock Option Plan, increase the total number of shares of Common Stock which may be purchased pursuant to options under the Stock Option Plan by any person, expand the class of persons eligible to receive grants of options under the Stock Option Plan, decrease the minimum option price, extend the maximum term of options granted under the Stock Option Plan, extend the term of the Stock Option Plan or change the performance criteria on which the granting of options is based. The expiration date of the Stock Option Plan after which no option may be granted thereunder, is April 1, 2007.

         As of December 31, 1997, options to purchase an aggregate of 2,084,945 shares of Common Stock were granted under the Stock Option Plan options to purchase 188,367 shares had been exercised, options to purchase 1,896,578 shares remained outstanding, and only 1,915,055 shares remained available for future grant. The outstanding options were held by 348 individuals and were exercisable at a weighted average exercise price of $3.31 per share. Shares subject to options granted under the plan that have lapsed or terminated may again be subject to options granted under the plan. As of December 31, 1997, the market value of all shares of the Company's Common Stock subject to outstanding options under the Stock Option Plan was approximately $23,944,927 (based upon the closing sale price of the Common Stock as reported on the Nasdaq National Market on December 31, 1997 of $12.625 per share). During the 1997 and 1996 fiscal years, options covering 483,439 shares and 1,586,891 shares, respectively, of Common Stock were granted to employees of the Company under the Stock Option Plan. Shares underlying presently exercisable, but unexercised, options will constitute outstanding shares of Common Stock for purposes of calculating the Company's net income per share. The market value of the 4,750,000 shares of Common Stock to be subject to the Stock Option Plan was approximately $59,968,750 as of December 31, 1997.

         As of December 31, 1997, the following current directors and named executive officers had been granted options under the Stock Option Plan as follows:


                                                NUMBER OF OPTIONS                 AVERAGE EXERCISE
                NAME                                 GRANTED                      PRICE PER SHARE
-------------------------------------      ---------------------------       --------------------------
Fred Gratzon                                            0                                --

Clifford Rees                                           0                                --

Steven J. Baumgartner                                10,000                            $10.22

Douglas A. Neish                                     153,438                           $ 8.22

Eric E. Stakland                                     153,439                           $ 7.64


J. Sherman Henderson III                             10,000                            $10.22

Rashi Glazer                                         10,000                            $10.22

Stanley Crowe                                        147,958                           $ 1.31

Ronald B. Stakland                                      0                                --



Since adoption of the Stock Option Plan through December 31, 1997: (i) all current executive officers, as a group, have been granted options under the Stock Option Plan covering 859,391 shares of Common Stock which represents approximately 41.2% of the total number of options granted pursuant to the Stock Option Plan; (ii) all directors who are not executive officers, as a group, have been granted options under the Stock Option Plan covering 20,000 shares of Common Stock which represents approximately 0.8% of the total number of options granted pursuant to the Stock Option Plan; and (iii) all current employees, excluding executive officers, as a group, have been granted options under the Stock Option Plan covering 1,209,770 shares of Common Stock which represents approximately 58.0% of the total number of options granted pursuant to the Stock Option Plan.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following discussion is a summary of the principal United States federal income tax consequences under current federal income tax laws relating to option grants to employees under the Stock Option Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

         An optionee will not recognize any taxable income upon the grant of a non-qualified option and the Company will not be entitled to a tax deduction with respect to such grant. Generally, upon exercise of a nonqualified option, the excess of the fair market value of the Common Stock on the exercise date over the exercise price will be taxable as compensation income to the optionee. Subject to the discussion below with respect to Section 162(m) of the Code and the optionee including such compensation in income or the Company satisfying applicable reporting requirements, the Company will be entitled to a tax deduction in the amount of such compensation income. The optionee's tax basis for the Common Stock received pursuant to such exercise will equal the sum of the compensation income recognized and the exercise price. Special rules may apply in the case of an optionee who is subject to Section 16 of the Exchange Act.

         In the event of a sale of Common Stock received upon the exercise of a non-qualified option, any appreciation or depreciation after the exercise date generally will be taxed to the optionee as capital gain or loss and will be long-term capital gain or loss if the holding period for such Common Stock was more than one year.

         Subject to the discussion below, an optionee will not recognize taxable income at the time of grant or exercise of an "incentive stock option" and the Company will not be entitled to a tax deduction with respect to such grant or exercise. The exercise of an "incentive stock option" generally will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

         Generally, a sale or other disposition by an optionee of shares acquired upon the exercise of an "incentive stock option" more than one year after the transfer of the shares to such optionee and more than two years after the date of grant of the "incentive stock option" will result in any difference between the amount realized and the exercise price being treated as long-term capital gain or loss to the optionee, with no deduction being allowed to the Company. Generally, upon a sale or other disposition of shares acquired upon the exercise of an "incentive stock option" within one year after the transfer of the shares to the optionee or within two years after the date of grant of the "incentive stock option," any excess of (i) the lesser of (a) the fair market value of the shares at the time of exercise of the option and (b) the amount realized on such sale or other disposition over (ii) the exercise price of such option will constitute compensation income to the optionee. Subject to the discussion below with respect to Section 162(m) of the Code and the optionee including such compensation in income or the Company satisfying applicable reporting requirements, the Company will be entitled to a deduction in the amount of such compensation income. The excess of the amount realized on such sale or disposition over the fair market value of the shares at the time of the exercise of the option generally will constitute short-term or long-term capital gain and will not be deductible by the Company.

         Section 162(m) of the Code disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1,000,000 in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers who are employed by the corporation on the last day of the taxable year. Under regulations promulgated under Section 162(m), the deduction limitation of Section 162(m) does not apply to any compensation paid pursuant to a plan that existed during the period in which the corporation was not publicly held, to the extent the prospectus accompanying the initial public offering disclosed information concerning such plan that satisfied all applicable securities laws. However, the foregoing exception may be relied upon only for awards made before the earliest of (i) the expiration of the plan; (ii) the material modification of the plan; (iii) the issuance of all stock allocated under the plan; or (iv) the first meeting of stockholders at which directors are elected occurring after the close of the third calendar year following the calendar year in which the initial public offering occurs (the "Reliance Period"). The compensation attributable to awards granted under the Stock Option Plan during the Reliance Period is not subject to the deduction limitation of Section 162(m). The Company has structured and implemented the Stock Option Plan in a manner so that compensation attributable to awards made after the Reliance Period will not be subject to the deduction limitation.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and greater than 10% stockholders, to file reports of ownership and changes in ownership of the Company's securities with the Securities and Exchange Commission ("SEC"). Copies of the reports are required by SEC regulation to be furnished to the Company. Based on its review of such reports and written representations from reporting persons, the Company believes that all reporting persons complied with all filing requirements during the year ended December 31, 1997.

INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has appointed KPMG Peat Marwick LLP independent public accountants, as auditors for the Company for fiscal 1998. The Board of Directors believes that the reappointment of KPMG Peat Marwick LLP for fiscal 1998, is appropriate because of the firm's reputation, qualifications, and experience. Representatives of KPMG Peat Marwick LLP will be present at the meeting and will have an opportunity to make a statement if they desire to do so. Such representatives will be available to respond to appropriate questions.

PROPOSALS BY STOCKHOLDERS FOR 1999 ANNUAL MEETING

         If any stockholder of the Company wishes to submit a proposal to be included in next year's Proxy Statement and acted upon at the annual meeting of the Company to be held in 1999, the proposal must be received by the Secretary of the Company at the principal executive offices of the Company, 2098 Nutmeg Avenue, Fairfield, Iowa 52556 prior to the close of business on December 31, 1998. Any proposal submitted after that date may be omitted by the Company from the Proxy Statement and form of proxy relating to that meeting.

OTHER MATTERS

         As of the date of this Proxy Statement, management knows of no other business that will come before the meeting. Should any other matter requiring a vote of the stockholders arise, the proxy in the enclosed form confers upon the persons designated to vote the shares discretionary authority to vote with respect to such matter in accordance with their best judgment.

         The Company's 1997 Annual Report to Stockholders, including financial statements, was furnished to stockholders prior to or concurrently with the mailing of this proxy material.

                               By Order of the Board of Directors,

                               Robert E. Steinberg
                               Secretary

                                 TELEGROUP, INC.
                    2098 NUTMEG AVENUE, FAIRFIELD, IOWA 52556

         --------------------------------------------------------------


            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS -- MAY 19, 1998

     The undersigned stockholder of Telegroup, Inc. (the "Company") hereby appoints Robert E. Steinberg, Charles E. Johanson and Douglas A. Neish, or any one of them, as attorneys and proxies with full power of substitution to each, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Plaza Hotel located at 5th Avenue at Central Park, New York, New York, on Tuesday, May 19, 1998, at 10:00 a.m. local time, and at any adjournment or adjournments thereof, with all of the powers such undersigned stockholder would have if personally present, for the following purposes:

1. THE ELECTION OF ERIC E. STAKLAND, RASHI GLAZER, AND STEVEN J. BAUMGARTNER AS CLASS I DIRECTORS.
     |_| FOR all nominees (except as marked to the contrary)
     |_| WITHHOLD AUTHORITY to vote for each nominee
         (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR A SPECIFIC NOMINEE, WRITE THAT NOMINEE'S NAME HERE:
         _____________________________________________________________.)

2. TO APPROVE THE AMENDMENT OF THE COMPANY'S 1996 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF STOCK OPTIONS UNDER THE 1996 STOCK OPTION PLAN FROM 4,000,000 SHARES TO 4,750,000 SHARES. |_| FOR |_| AGAINST |_| ABSTAIN

3. IN THEIR DISCRETION TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                   (Continued and to be signed on other side.)

                          (Continued from other side.)

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3.

     The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders, dated April 17, 1998, the Proxy Statement and the Annual Report of the Company furnished therewith. Any proxy heretofore given to vote said shares is hereby revoked.

     PLEASE SIGN AND DATE THIS PROXY BELOW AND RETURN IN THE ENCLOSED ENVELOPE.


Dated: _____________________, 1998      ________________________________________
                                                      (Signature)

                                        ________________________________________
                                                      (Signature)

                                        SIGNATURE(S) SHALL AGREE WITH THE
                                        NAME(S) PRINTED ON THIS PROXY. IF SHARES
                                        ARE REGISTERED IN TWO NAMES, BOTH
                                        STOCKHOLDERS SHOULD SIGN THIS PROXY. IF
                                        SIGNING AS ATTORNEY, EXECUTOR,
                                        ADMINISTRATOR, TRUSTEE OR GUARDIAN,
                                        PLEASE GIVE YOUR FULL TITLE AS SUCH.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS